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                         ADT LIMITED
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                (Name of Registrant as Specified In Its Charter)

                    WESTERN RESOURCES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

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The following news release/employee update was issued by Western Resources,
Inc. on June 12, 1997:

  WESTERN RESOURCES TO CONTINUE ITS ADT LITIGATION IN BERMUDA,
               CASE NOT WITHDRAWN DESPITE REPORTS

     TOPEKA, Kansas, June 12, 1997 (3:15 p.m. CDT) -- Western Resources (NYSE:WR) said that contrary to a news release issued today by ADT Limited, Western Resources fully intends to vigorously pursue litigation in Bermuda giving Western Resources appraisal rights. According to Western Resources, ADT has inaccurately reported in its news release actions taken today before the Supreme Court of Bermuda, which are a matter of record.

     ADT abandoned its motion to dismiss the Bermuda litigation when Western Resources modified its petition, which seeks the right to receive cash if the ADT/Tyco transaction is completed.

     Western Resources soon will request an expedited trial date from the Bermuda court, and expects a decision before the end of the year. Western Resources plans to ask that the Florida litigation be suspended pending the outcome of the Bermuda litigation.

     The company today said it still is reviewing its options with respect to the Tyco bid for ADT and has made no final decision regarding its best course of action as an ADT shareowner. Our only concern is the best interests of our shareowners, Western Resources said.

     The company also announced today it is postponing its June 17 shareowners meeting to approve the ADT transaction. A new meeting will be announced at a later date.


     This news release/employee update is neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. Such offer is made solely by the Prospectus dated March 14, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of ADT Limited in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdictions where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc. by Salomon Brothers Inc; Bear, Stearns & Co. Inc; and Chase Securities Inc, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.